EXHIBIT 9.1


                                 January 9, 2001


Mediconsult.com, Inc.
560 White Plains Road, 4th Floor
Tarrytown, New York 10591


Ladies and Gentlemen:

         Pursuant to an Agreement and Plan of Merger dated January 9, 2001 (the "Merger Agreement") by and among Andrx Corporation, a Delaware corporation ("Andrx"), Mediconsult Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Andrx ("Merger Sub") and Mediconsult.com, Inc., a Delaware corporation, the parties agreed that Merger Sub would be merged with and into Mediconsult with Mediconsult continuing as the surviving corporation (the "Merger"). Section 6(l) of the Merger Agreement requires Mediconsult to obtain an agreement from Robert A. Jennings and JHC Limited to vote in favor of the Merger Agreement and the Merger. Defined terms not defined herein are otherwise as defined in the Merger Agreement. In connection with the Merger, the undersigned agree as follows:

         1. Provided the Merger Agreement is still in effect on the day of the Mediconsult Stockholders Meeting, Robert A. Jennings and JHC Limited hereby agree to vote in favor of the Merger Agreement and the Merger.

         2. This letter agreement may not be amended except by a prior written consent signed on behalf of all of the parties hereto.

         3. This letter agreement shall be governed by the laws of the State of Delaware.

         4. This letter agreement shall terminate upon the earlier to occur of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with the terms thereof.

         5. This letter agreement may be signed in one or more counterparts, each of which shall be deemed to be an original but all which together shall be deemed to constitute a single instrument.

         6. Whenever possible, each provision or portion of any provision of this letter agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this letter agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provisions or portion of any provision in such jurisdiction, and this letter agreement will be reformed, construed and enforced in such jurisdiction, and this letter agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

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         7.       Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this letter agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.


                                       Very truly yours,

                                       /s/ Robert A. Jennings
                                       -----------------------------------------
                                       Robert A. Jennings


                                       JHC LIMITED


                                       By: /s/ Graham B. R. Collis
                                          --------------------------------------
                                       Name: Graham B. R. Collis
                                            ------------------------------------
                                       Title: Director and Vice President
                                             -----------------------------------


                                       ACCEPTED AND AGREED TO BY:

                                       MEDICONSULT.COM, INC., a Delaware
                                       Corporation


                                       By: /s/ E. Michael Ingram
                                          --------------------------------------
                                          E. Michael Ingram, Chief Financial
                                          Officer and General Counsel



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